UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 13, 2026
BNB STANDARD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
385 South Pierce Avenue, Suite C
Louisville, Colorado 80027
(Address of principal executive office) (Zip Code)
(303) 993-5271
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BNC	Nasdaq Capital Market
Warrants to purchase Common Stock	BNCWW	Nasdaq Capital Market
Warrants to purchase Common Stock	BNCWZ	Nasdaq Capital Market
Preferred Stock Purchase Rights	N/A	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 19, 2026, the Board of Directors (the "Board") of BNB Standard Corporation (the "Company") appointed Alex Odagiu as Chief Executive Officer and principal executive officer of the Company, effective October 19, 2026 (the "Effective Date"). Mr. Odagiu continues to serve as a director. Mr. Odagiu's service as the Company's Interim President ended on the Effective Date. William B. Miller’s service as Interim Principal Executive Officer ended on the Effective Date, and he will continue to serve as Chief Financial Officer, principal financial officer and principal accounting officer.
Mr. Odagiu, age 35, served as Interim President of the Company from June 2026 until the Effective Date. He has served as a director since June 2026 and will continue to serve on the Board. From September 2025 to the Effective Date, he served as an Investment Partner of YZiLabs Management Ltd. ("YZiLabs"), an investment firm focused on the digital asset, blockchain, Web3, AI, and biotech sectors, where he identified and evaluated high-potential investment opportunities, conducted due diligence, structured deals, and presented recommendations, provided strategic guidance to portfolio companies on scaling, fundraising, and operations, and built relationships with founders, investors, and partners. He resigned from all positions with YZiLabs as of the Effective Date. Mr. Odagiu previously served as an Investment Director of YZiLabs from January 2022 to September 2025, as well as an Investment Manager from September 2021 to December 2021. Prior to that, Mr. Odagiu served as an Associate at Letterone Technology (UK) LLP, an affiliate of Letterone Investment Holdings SA, an investment firm focused on the technology sector, from 2019 to January 2021. Mr. Odagiu began his career at Goldman Sachs International, an affiliate of The Goldman Sachs Group, Inc. (NYSE: GS), a multinational investment bank and financial services company, where he served in the Investment Banking Division as an Associate from 2016 to 2018, as well as an Analyst from 2014 to 2016. Mr. Odagiu received an M.A. (Hons) in Economics and Mathematics from the University of St Andrews.
The Board appointed Mr. Odagiu on the recommendation of its Chief Executive Officer Search Committee and its Nominating & Governance Committee following a market-standard search using a retained search firm. Under the Cooperation Agreement, dated June 23, 2026, between the Company and YZiLabs, as amended (the “Cooperation Agreement”), the search committee was required to consider in good faith any candidates suggested by YZiLabs, including Mr. Odagiu.
Since July 20, 2026, Mr. Odagiu has served as Interim President pursuant to a Consulting Agreement between the Company and W4 LLC, an entity of which Mr. Odagiu is the sole owner, under which the Company has accrued $70,968 to W4 LLC. The Consulting Agreement was terminated on the Effective Date. On August 5, 2025, the Company entered into a strategic advisor agreement with YZiLabs, pursuant to which the Company issued to YZiLabs strategic advisor warrants to purchase an aggregate of 3,564,359 shares of its common stock with an exercise price of $0.00001 per share. Mr. Odagiu retains passive carried interest and co-investment positions in funds managed by YZiLabs and its affiliates. Except as described in this Item 5.02, Mr. Odagiu has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K. In addition, Mr. Odagiu does not have any family relationship with any director or officer of the Company or any other person nominated or chosen by the Company to become a director or executive officer.
On October 19, 2026, the Company and Mr. Odagiu entered into an Employment Agreement (the "Employment Agreement"). Employment is at will and terminable by either party on 30 days' notice. The Employment Agreement provides for an annual base salary of $525,000 and a target annual incentive bonus of 75% of base salary, with his 2026 bonus equal to his target bonus prorated for the portion of 2026 during which he serves as Chief Executive Officer of the Company. Mr. Odagiu will receive no additional compensation for service as a director.
Mr. Odagiu will receive a new hire grant of restricted stock units, to be granted by the Compensation Committee following stockholder approval of the Company's 2026 Equity Incentive Plan, equal to 2.5% of the shares of common stock outstanding immediately before the grant date, which will be the second business day after stockholder approval of the plan. Forty percent of the grant consists of time-based restricted stock units that vest 25% on the first anniversary of the Effective Date and in equal quarterly installments over the following three years, subject to his continued service. Sixty percent of the grant consists of performance stock units that can be earned on the basis of the Company's share price measured in BNB (35%), net BNB per share (35%) and an income coverage ratio (30%) over measurement periods of one to three years, which, once earned, vest on the same service-based schedule. Beginning in 2027, Mr. Odagiu is eligible for annual equity awards. In addition, Mr. Odagiu is entitled to participate in employee benefit plans and programs generally available to the Company's executive officers.

If the Company terminates Mr. Odagiu's employment without Cause (as defined in the Employment Agreement) or he resigns for Good Reason (as defined in the Employment Agreement), he will receive base salary continuation for six months (twelve months if the termination occurs on or after the first anniversary of the Effective Date), a lump sum equal to his target bonus prorated for the severance period, COBRA premium reimbursement for the same period, any earned but unpaid bonus for the prior year, vesting of performance stock units already earned, and continued vesting and performance measurement of his other new hire grant units through the severance period. If the termination occurs within one year after, or in anticipation of, a Change in Control (as defined in the Employment Agreement), he will instead receive twelve months of base salary continuation, a lump sum equal to twelve months of base salary plus a prorated target bonus, twelve months of COBRA premium reimbursement, full vesting of time-based awards and vesting of performance-based awards at the greater of target and actual performance. On termination due to death or disability, he will receive a prorated target bonus and twelve months of accelerated vesting. Severance is conditioned on a release of claims.

The Employment Agreement contains a post-employment non-competition covenant for the severance period (six months if no severance is payable) and a one-year post-employment non-solicitation covenant, and provides for reimbursement of up to $50,000 of legal and tax advisory fees and up to $15,000 of relocation expenses. Under the Employment Agreement, Mr. Odagiu resigned from all positions with YZiLabs as of the Effective Date. Mr. Odagiu’s incentive-based compensation, including the performance stock units, is subject to the Company’s compensation recovery policy adopted under Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and Nasdaq Listing Rule 5608.

On October 19, 2026, the Company also entered into an indemnification agreement with Mr. Odagiu (the “Indemnification Agreement”) substantially in the form of the Company’s standard indemnification agreement for its directors and executive officers, with modifications that exclude claims arising from his service to YZiLabs and its affiliates, including acts on behalf of YZiLabs in matters in which YZiLabs or its affiliates are adverse to the Company.

The foregoing descriptions of the Employment Agreement and the Indemnification Agreement are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.
On October 13, 2026, the Company issued a press release announcing the launch of its new corporate website and the publication of its Adjusted Net Asset Value and Adjusted NAV per share. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
On October 19, 2026, the Company issued a press release announcing Mr. Odagiu's appointment and the Company's plan to operate a validator on BNB Chain. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The Company advises investors and the public that it intends to use each of its corporate website (www.bnbstandard.com), including its treasury dashboard, and its X account (@BNBStandard) as a channel of distribution for information that may be considered material non-public information and for complying with its disclosure obligations under Regulation FD, including, but not limited to, press releases, SEC filings, earnings announcements, public conference calls, investor presentations, webcasts, financial and operational data, and other information regarding the Company, its business, financial condition, and results of operations. The information the Company posts through these channels may be deemed material. Accordingly, the Company advises investors and the public to monitor these channels, in addition to following its press releases, SEC filings, earnings announcements, public conference calls, investor presentations,webcasts, financial and operational data, and other information regarding the Company, its business, financial condition, and results of operations. The information contained on, or that may be accessed through, the Company's website or social media channels is not incorporated by reference into, and is not a part of, this Current Report on Form 8-K.
The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated October 19, 2026, between BNB Standard Corporation and Alex Odagiu.#†
10.2	Indemnification Agreement, dated October 19, 2026, between BNB Standard Corporation and Alex Odagiu.#
99.1	Press Release of BNB Standard Corporation, dated October 13, 2026 (furnished herewith)
99.2	Press Release of BNB Standard Corporation, dated October 19, 2026 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
# Indicates a management contract or compensatory plan or arrangement.
† Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: October 19, 2026

BNB STANDARD CORPORATION

By:	/s/ William B. Miller
Name:	William B. Miller
Title:	Chief Financial Officer